SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Intermediate U.S. Government Income Fund --
Class A shares
Fiscal period ending:  Novemver 30, 1996
Inception date:  February 16, 1993


TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n    = Number of Time Periods    1 Year       Life*

P    = Initial Investment        $1000        $1000

ERV  = Ending Redeemable Value   $1021.83     1178.94

T    = Average Annual
       Total Return              2.18%        4.44%*

*Life of fund, if less than 10 years

YIELD

Formula:

                     Interest + Dividends -Expenses
  2 (------------------- +1)(6) -1
                      POP x Average shares


Interest and Dividends$676,768

Expenses                     $156,347

Reimbursement             0

Average shares   25,447,331

NAV                                  $4.90

Sales Charge          3.25%

POP                                  $5.06

Yield at POP          4.75%


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           SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Intermediate U.S. Government Income Fund --
Class B Shares
Fiscal period ending:  November 30, 1996
Inception date:  February 16, 1993

TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year       Life*

P   =  Initial Investment        $1000        $1000

ERV =  Ending Redeemable Value   $1020.95     $1181.86

T   =  Average Annual
       Total Return              2.10%        4.51%*

*Life of fund, if less than 10 years


YIELD

Formula:

                  Interest + Dividends -Expenses
  2 (--------------------+1)(6) -1
                    POP x Average shares

Interest and Dividends$272,018

Expenses                      $87,608

Reimbursement             0

Average shares   10,216,037

NAV                                  $4.90

Maximum Contingent
Deferred Sales Charge 3.00%

Yield at NAV          4.31%


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SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Intermediate U.S. Government Income Fund --
Class M Shares
Fiscal period ending:  November 30, 1996
Inception date:  April 4, 1995


TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n    = Number of Time Periods    1 Year      Life*

P    = Initial Investment        $1000       $1000

ERV  = Ending Redeemable Value   $1032.37    $1130.52

T    = Average Annual
       Total Return              3.24%       7.67%*

*Life of fund, if less than 10 years

YIELD

Formula:

       Interest + Dividends -Expenses
  2 (-------------------- +1)(6) -1
         POP x Average shares


Interest and Dividends$23,697

Expenses                       $6,533

Reimbursement             0

Average shares      896,025

NAV                                  $4.90

Sales Charge          2.00%

POP                                  $5.00

Yield at POP          4.51%